FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                   May 2, 1996




                                   FOHP, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

   New Jersey                       0-25944                     22-3314813
   ----------                       -------                     ----------
(State or other                   (Commission                  (IRS Employer
 jurisdiction                     File Number)                 Identification
of incorporation)                                                  Number)


                                 2 Bridge Avenue
                                   Building 6
                         Red Bank, New Jersey 07701-1106
- --------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code: (908)842-5000


- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)





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Item 5. Other Events.

         On May 2, 1996, FOHP, Inc. ("FOHP") entered into a letter of intent with QualCare, Inc. ("QualCare"), a New Jersey preferred provider organization which is owned by twelve (12) hospitals and six (6) physician hospital organizations, regarding the acquisition of QualCare by FOHP. The letter of intent contemplates that FOHP will issue shares of its Common Stock to the shareholders of QualCare in exchange for their interest in QualCare and cash. The letter of intent also contemplates that each of the thirteen (13) QualCare shareholders which currently do not own shares of FOHP Common Stock will be entitled to representation on the Board of Directors and committees of First Option Health Plan of New Jersey, Inc., a wholly-owned subsidiary of FOHP which operates as a health maintenance organization in New Jersey. The acquisition of QualCare by FOHP is subject to each party completing a satisfactory due diligence review of the other party and the completion and execution of a definitive aquisition agreement.


     During the term of the letter of intent, which expires on June 16, 1996, FOHP and QualCare each have agreed not to sell stock or enter into a provider agreement with any New Jersey hospital which is not currently a member of its provider network, except that FOHP may offer stock or provider status to Deborah Heart and Lung Hospital and Mountainside Hospital. The term of the letter of intent may be extended by mutual agreement of FOHP and QualCare.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FOHP, Inc.
                                          -------------------------------------
                                          (Registrant)



                                      By: /s/Donald Parisi
                                          -------------------------------------
                                          Donald Parisi
                                          Senior Vice President, Legal Affairs
                                           and General Counsel

Date:  May 13, 1996